Exhibit 99.1

Envestnet, Inc. to Offer $450 Million of Convertible Notes

CHICAGO, IL—August 17, 2020—Envestnet, Inc. (NYSE: ENV) (the “Company”), a leading provider of intelligent systems for wealth management and financial wellness, announced today that it proposes to offer $450 million aggregate principal amount of convertible notes due 2025 (the “Notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), subject to market conditions and other factors. The Company also expects to grant to the initial purchasers of the Notes an option to purchase for settlement within a 13-day period up to an additional $67.5 million aggregate principal amount of Notes.

The Notes will be general unsecured obligations, subordinated in right of payment to the Company’s obligations under its revolving credit facility. Interest will be payable semiannually. Upon conversion, the Notes may be settled, at the Company’s election, in cash, shares of the Company’s common stock, or a combination of cash and shares of the Company’s common stock. The interest rate, conversion rate and other terms of the Notes are to be determined upon by negotiations between the Company and the initial purchasers.

The Company expects to use a portion of the net proceeds from the offering to repay the outstanding principal balance of its revolving credit facility. The Company intends to use the remaining net proceeds from the offering for general corporate purposes, which may include selective strategic investments through acquisitions, alliances or other transactions.

The Notes will only be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act. Neither the Notes nor the shares of the Company’s common stock into which the Notes are convertible have been, or will be, registered under the Securities Act or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from such registration requirements.

This announcement is neither an offer to sell nor a solicitation of an offer to buy the Notes (or the shares of the Company’s common stock into which the Notes are convertible), nor will there be any offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Cautionary Statement

The statements in this release relating to the terms and timing of the proposed offering and the expected use of proceeds from the offering are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, whether or not the Company will offer the Notes or consummate the offering, the final terms of the offering, prevailing market conditions, the anticipated principal amount of the Notes, which could differ based upon market conditions, the anticipated use of the proceeds of the offering, which could change as a result of market conditions or for other reasons, and the impact of general economic, industry or political conditions in the United States or internationally. Factors that could cause such differences are described in the Company’s periodic filings with SEC.

You are cautioned not to place undue reliance on the Company’s forward-looking statements, which speak only as of the date such statements are made. The Company does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this August 17, 2020 press release, or to reflect the occurrence of unanticipated events.

About Envestnet

Envestnet, Inc. (NYSE: ENV) is transforming the way financial advice and wellness are delivered. Our mission is to empower advisors and financial service providers with innovative technology, solutions, and intelligence to make financial wellness a reality for everyone. Over 103,000 advisors and more than 4,900 companies including: 16 of the 20 largest U.S. banks, 46 of the 50 largest wealth management and brokerage firms, over 500 of the largest RIAs and hundreds of FinTech companies, leverage the Envestnet platform to grow their business and client relationships.

Contacts

Investor Relations	or	Media Relations
investor.relations@envestnet.com		mediarelations@envestnet.com
312-827-3940

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